                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                          MANAGEMENT SERVICES AGREEMENT

     This Second Amendment to Management Services Agreement (this "Second
Amendment") is entered into by and between Atlas FRM LLC, a Delaware limited liability company ("Atlas"), and Wood Resources LLC, a Delaware limited liability company (including any successor to the business of Wood Resources LLC by merger, conversion or otherwise, the "Company"), as of October 21, 2005 but shall only be effective (the period of such effectiveness, the "Term") from and including the closing date (the "Effective Date") of a Qualified IPO (as defined below) to and including the closing date (the "Termination Date") of a Change of
Control (as defined below).

                                    RECITALS

     WHEREAS, pursuant to that certain Management Services Agreement, dated as of April 4, 2003, and amended by the First Amendment thereto, dated as of
December 22, 2004 (the "Existing Agreement"), Atlas performs Services for the
Company in consideration of payment by the Company to Atlas of seven hundred fifty thousand dollars ($750,000.00) per annum; and

     WHEREAS, Atlas and the Company have agreed that, during the Term, Atlas shall be entitled to receive from the Company (x) Transaction Fees (as defined below) and (y) an annual fee of three hundred fifty thousand dollars
($350,000.00), which fee will be reduced from the seven hundred fifty thousand dollar ($750,000.00) fee described above upon the Effective Date and is subject to further reduction as described below upon the payment of Transaction Fees;

     NOW, THEREFORE, in consideration of these recitals and for other good and sufficient consideration, receipt and sufficiency of which are acknowledged,
Atlas and the Company agree as follows:

1.   DEFINED TERMS.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Agreement. In addition, the following terms shall have the following meanings:

     (a) This "Agreement" shall mean the Existing Agreement as amended by this
Second Amendment.

     (b) "Board" shall mean the board of directors governing the affairs of the
Issuer.

     (c) A "Change of Control" shall mean any transaction or series of related transactions, other than public offerings, pursuant to which (A) a Person or group (as defined in Section

13(d)(3) of the Exchange Act) of Persons that did not hold equity securities in any of Wood MLP GP LLC, a Delaware limited liability company, GP Holdco LLC, a
Delaware limited liability company, WRP GP LLC, a Delaware limited liability company, or WRP GP Holdco LLC, a Delaware limited liability company, as of the initiation of such transaction or transactions acquires voting or economic control of fifty percent (50.0%) or more of the total outstanding equity securities of one or more of such entities upon consummation of the transaction or transactions or (B) those directors who constituted the Board upon the initiation of such transaction or transactions cease to represent at least fifty percent (50.0%) of the total membership of the Board upon consummation of the transaction or transactions.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (e) "Independent Directors" means those members of the Board who are affirmatively determined by the Board not to have any material relationship with the Issuer (either directly or as partners, shareholders or officers of an organization that has a relationship with the Issuer).

     (f) "Issuer" means the issuer of equity securities in a Qualified IPO
(including, without limitation, the Partnership).

     (g) "Partnership" means Wood Resources LP, a Delaware limited partnership;
provided that, for purposes of this Agreement, upon the merger of Wood Resources
LP with and into Wood Resources LLC, all references to Wood Resources LP shall instead refer to the Company.

     (h) "Qualified IPO" means a firm commitment initial public offering of equity securities of the Company (including, without limitation, an initial public offering of common units representing limited partnership interests in the Partnership) that results in the issuer receiving net proceeds of fifty million dollars ($50,000,000.00) or more.

     (i) "Transaction Fee" means (A) in respect of any acquisition, divestiture, financing or other non-ordinary course transaction involving total consideration of ten million dollars ($10,000,000.00) or less as to which Atlas provides transaction advisory services to the Company, a cash fee of (x) two percent (2%)
of the total value of the transaction (including, without limitation, all consideration paid, whether in the form of cash, equity, notes or otherwise, and all indebtedness assumed) in the case of any acquisition, divestiture or other non-ordinary course transactions (excluding financings, which are addressed in clause (y)) and (y) one percent (1%) of the gross proceeds to the Company in the case of any financing, which cash fee shall be approved by a majority of the
Independent Directors acting in their sole discretion, and (B) in respect of any acquisition, divestiture, financing or other non-ordinary course transaction involving total consideration in excess of ten million dollars ($10,000,000.00), a cash fee in such amount--not to exceed two percent (2%) of the total value of any acquisition, divestiture or other non-ordinary course transactions
(excluding financings) or one percent (1%) or the gross proceeds from any financing--as shall be approved by a majority of the Independent Directors acting in their sole discretion.

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2.   COMPENSATION.

     The Existing Agreement is hereby amended by this Second Amendment to provide that, during the Term, in consideration for the performance of the
Services, Atlas shall be entitled to (A) a Management Fee from the Company in an amount equal to three hundred fifty thousand dollars ($350,000.00) per annum, payable quarterly in advance on the first day of each calendar quarter (and appropriately prorated as to fees theretofore paid under the Existing Agreement and fees payable under the Agreement if the closing of a Qualified IPO shall occur other than on the first day of a calendar quarter) and (B) a Transaction
Fee from the Company in respect of each acquisition, divestiture, financing or other non-ordinary course transaction as to which Atlas provides transaction advisory services to the Company, which fee shall be payable to Atlas upon the closing of the transaction that gives rise to the fee or as soon as practicable thereafter; provided, however, that (x) in any year during the term of the
Agreement that Atlas receives a Transaction Fee, the annual Management Fee of three hundred fifty thousand dollars ($350,000.00) for that year shall be reduced by the amount of such Transaction Fee, which reduction may be effected by offset, remittance or any other method mutually acceptable to the parties, and (y) in respect of any transaction where, in addition to receiving transaction advisory services from Atlas, the Company receives transaction advisory services from an investment banking firm or other third party financial advisor that receives a fee based on the total value of the transaction, the
Transaction Fee shall be reduced by such amount as is determined appropriate by a majority of the Independent Directors acting in their sole discretion. For the avoidance of doubt, the parties hereto expressly agree that any successor to the assets or business of Wood Resources LLC (including, without limitation, Wood
Resources LP) that acts as the Issuer in a Qualified IPO shall be the party obligated to pay the Management Fees and Transaction Fees described above and shall be deemed to have expressly assumed such obligation, as well as all other rights and duties of the Wood Resources LLC under the Agreement, as a result of such succession.

3.   TERM.

     The Existing Agreement is hereby further amended by this Second Amendment to provide that the Agreement shall have a Term commencing on the Effective Date and ending on the Termination Date, which term shall not be subject to early termination under any scenario not involving a Change of Control.

4.   NO OTHER AMENDMENTS.

     Except as specifically amended by this Second Amendment, the Existing
Agreement shall remain in full force and effect.

5.   COUNTERPARTS.

     This Second Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the date first set forth above.

ATLAS FRM LLC:                           WOOD RESOURCES LLC:

By: /s/ Andrew M. Bursky                 By: /s/ Richard Yarbrough
    ----------------------------------       -----------------------------------
Name: Andrew M. Bursky                   Name: Richard Yarbrough
Title: Managing Partner                  Title: Chief Executive Officer and
                                                President

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